Exhibit 99.1

MEDIA CONTACT:
Kellogg Media Hotline
269-961-3799
media.hotline@kellogg.com

ANALYST CONTACT:
Kathryn Koessel
(269) 961-9089

KELLOGG COMPANY NAMES DISSINGER CHIEF FINANCIAL OFFICER

BATTLE CREEK, Mich., Dec. 8, 2009 – Kellogg Company announced today that Ronald Dissinger has been promoted to chief financial officer, Kellogg Company, effective Jan. 3, 2010.

Dissinger, who was previously vice president and chief financial officer for Kellogg North America, will provide strategic financial leadership across the company to help ensure that Kellogg continues to achieve its long-term, sustainable growth goals. Dissinger will serve as a member of the company’s Global Leadership Team and report to John Bryant who had previously held the dual role of CFO and COO.

“Ron will ensure that Kellogg continues its disciplined focus on results and financial integrity while John focuses on the broader elements of the COO role to continue to strengthen our sustainable growth model,” said David Mackay, President and CEO, Kellogg Company.

During his 22-year career with Kellogg, Dissinger has gained broad, global experience serving in a number of key financial leadership roles. Most recently, these include the dual position of chief financial officer, Kellogg Europe, and chief financial officer, Kellogg International, from 2005 to 2007, and later vice president and chief financial officer for Kellogg North America.

“Ron’s business acumen and disciplined approach to finance have proven to be valuable assets to Kellogg,” Bryant said. “His strong leadership abilities, and both his domestic and international experience make him ideally suited to serve as CFO.”

With 2008 sales of nearly $13 billion, Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles and veggie foods. The company’s brands include Kellogg’s® , Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, All-Bran®, Mini-Wheats®, Nutri-Grain®, Rice Krispies®, Special K®, Chips Deluxe®, Famous Amos®,

Sandies®, Bear Naked®, Kashi®, MorningStar Farms®, Gardenburger® and Stretch Island®. Kellogg products are manufactured in 19 countries and marketed in more than 180 countries. For more information, visit www.kelloggcompany.com. Kellogg Company’s Corporate Responsibility report including its approach, progress and future direction in the marketplace, workplace, environment and community can be found at www.kelloggcompany.com/CR. For information on Kellogg Company’s commitment to nutrition, visit www.kelloggsnutrition.com.

#    #    #

2